Exhibit 10.41

FIRST AMENDMENT TO
AMENDED AND RESTATED MASTER LEASE AGREEMENT
(LEASE NO. 3)

THIS FIRST AMENDMENT TO AMENDED AND RESTATED MASTER LEASE AGREEMENT (LEASE NO. 3) (this “Amendment”) is made and entered into as of August 1, 2008 by and among each of the parties identified on the signature page hereof as a landlord, as landlord (collectively, “Landlord”), and FIVE STAR QUALITY CARE TRUST, a Maryland business trust, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to certain Amended and Restated Master Lease Agreement (Lease No. 3), dated as of June 30, 2008 (“Lease No. 3”); and

WHEREAS, on or about the date hereof, SNH Somerford Properties Trust has acquired two (2) senior living facilities located in Birmingham, Alabama, as more particularly described on Exhibits A-35 and A-36 attached hereto (collectively, the “Alabama Properties”); and

WHEREAS, SNH Somerford Properties Trust, the other entities comprising Landlord and Tenant wish to amend Lease No. 3 to add the Alabama Properties thereto;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that, effective as of the date hereof, Lease No. 3 is hereby amended as follows:

1.             Defined Terms.  Article 1 of Lease No. 3 “Definitions” is amended as follows:

                (a)           Section 1.12(e) is hereby amended by inserting the words “the adoption of any proposal by Tenant or any Guarantor or” at the beginning thereof, by inserting the words “or approved, as the case may be,” after the word “appointed” in the third line thereof and by inserting the words “the making of such proposal or” after the words “prior to” in the fourth line thereof.

                (b)  Section 1.65 of Lease No. 3 is hereby deleted in its entirety and replaced with the following:

“Minimum Rent”  shall mean the sum of Fifteen Million Four Hundred Sixty-Six Thousand Five Hundred Seventy-One and 00/100s ($15,466,571.00) per annum.

2.             Leased Property.  Section 2.1 of Lease No. 3 is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

those certain tracts, pieces and parcels of land as more particularly described on Exhibits A-1 through A-36 attached hereto and made a part hereof (the “Land”).

3.             Schedule 1.  Schedule 1 to Lease No. 3 is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

4.             Exhibit A.  Exhibit A to Lease No. 3 is hereby amended by adding Exhibits A-35 and A-36 attached hereto following Exhibit A-34 to Lease No. 3.

5.             Ratification.  As amended hereby, Lease No. 3 is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

                IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument as of the date above first written.

LANDLORD:

SNH SOMERFORD PROPERTIES TRUST,
SPTIHS PROPERTIES TRUST, and
SPTMNR PROPERTIES TRUST, each a
Maryland real estate investment trust

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial
Officer of each of the
foregoing entities

TENANT:

FIVE STAR QUALITY CARE TRUST, a
Maryland business trust

By:	/s/ Travis K. Smith
Travis K. Smith
Vice President

The following Schedule and exhibits have been omitted and will be Supplementally furnished to the Securities and Exchange Commission upon request:

SCHEDULE I (Property - Specific information)

EXHIBITS A-35 and A-36 (Land)